Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Versum Materials, Inc. (the “Company”) for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Guillermo Novo, President and Chief Executive Officer of the Company, and George G. Bitto, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 4, 2017	/s/ Guillermo Novo
Guillermo Novo
President and Chief Executive Officer

/s/ George G. Bitto
George G. Bitto
Senior Vice President and Chief Financial Officer

This statement is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.